Exhibit 21

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Administrative Services, LLC	DE
Argus Information and Advisory Services, Inc.	DE
Commerce Signals, Inc.	DE
CreditRetriever LLC	DE
Data Solutions Services, LLC	DE
Drivers History Information Sales LLC	DE
FactorTrust, Inc.	DE
iovation Inc.	DE
JovianData, Inc.	DE
L2C, Inc.	DE
LSSi Data Corp.	DE
MarketShare Acquisition Corporation	DE
MarketShare Holdings, Inc.	DE
MarketShare Partners Asia, LLC	DE
MarketShare Partners, LLC	DE
Monevo Inc	DE
Monevo II, LLC	DE
Neustar Data Services, Inc.	DE
Neustar Information Services, Inc.	DE
Neustar International Services, Inc.	DE
Neustar IP Intelligence, Inc.	DE
Neustar NGM Services, LLC	DE
Neustar, Inc.	DE
Signal Digital, Inc.	DE
Sontiq, Inc.	DE
Trans Union Content Solutions LLC	DE
Trans Union International, Inc.	DE
Trans Union LLC	DE
TransUnion Data Solutions LLC	DE
TransUnion Digital LLC	DE
TransUnion Enterprises LLC	DE
TransUnion Exchange LLC	DE
TransUnion Gaming Services Holdings LLC	DE
TransUnion Gaming Services LLC	DE
TransUnion Global Holdings LLC	DE
TransUnion Interactive, Inc.	DE
TransUnion Intermediate Holdings, Inc.	DE
TransUnion International Holdings LLC	DE
TransUnion Rental Screening Solutions, Inc.	DE
TransUnion Risk and Alternative Data Solutions, Inc.	DE
Tru Optik Data Corp.	DE
TruSignal, Inc.	DE

TRUSTID, Inc.	DE
Verifacts LLC	DE
Visionary Systems, Inc.	GA
Datalink Services, Inc.	NV
Scout Risk Group, Inc.	VT
Argus Information and Advisory Services Australia Pty Ltd	Australia
CyberScout Pty Ltd.	Australia
Monevo Pty Limited	Australia
Credit Reference Bureau Africa (Pty) Ltd.	Botswana
TransUnion (Proprietary) Ltd.	Botswana
Neustar Brasil Tecnologia E Marketing Ltda.	Brazil
TransUnion Brasil Sistemas em Informatica Ltda.	Brazil
CyberScout Inc.	Canada
CyberScout Adjusting Inc.	Canada
Trans Union of Canada, Inc.	Canada
Trans Union Chile, S.A.	Chile
TransUnion Soluciones de Informacion Chile SA	Chile
TransUnion Information Technology (Beijing) Co., Ltd.	China
CIFIN S.A.S.	Colombia
TransUnion Costa Rica TUCR, S.A.	Costa Rica
TransUnion Global Capability Center Costa Rica Limitada	Costa Rica
TransUnion CS d.o.o.	Croatia
TransUnion Holding Cyprus Ltd.	Cyprus
Centro de Informacion y Estudios Estrategicos Empresariales S.A.	Dominican Rep.
Centro de Operaciones y Servicios de Informacion Estrategica, S.A.	Dominican Rep.
Trans Union, S.A.	Dominican Rep.
TransUnion El Salvador, S.A. de C.V.	El Salvador
TransUnion Eswatini (Pty) Ltd.	Eswatini
Neustar GmbH	Germany
Soluciones de Informatica de Centroamerica (SICE), S.A.	Guatemala
Trans Union Guatemala, S.A.	Guatemala
TransUnión Honduras-Buró de Crédito Sociedad Anónima	Honduras
Credit Information Services Limited	Hong Kong
Neustar Hong Kong Ltd.	Hong Kong
TransUnion Asia Ltd.	Hong Kong
TransUnion Credit Information Services Limited	Hong Kong
TransUnion Limited	Hong Kong
TransUnion Global Capability Center Private Limited	India
TransUnion India Data Analytics Solutions Private Limited	India
TransUnion CIBIL Limited	India
TransUnion Global Technology Center LLP	India
CyberScout Ventures Ltd.	Ireland
Trustev Limited	Ireland
Credit Information Systems Company Limited	Kenya
Credit Reference Bureau (Holdings) Limited	Kenya

Credit Reference Bureau Africa Ltd.	Kenya
TransUnion Kenya Limited	Kenya
TransUnion Ltd.	Malawi
CyberScout Sdn Bhd.	Malaysia
TransUnion (Mauritius) Limited	Mauritius
STS Vail Beheeren Administracion S. DE. R.L. DE C.V.	Mexico
TransUnion Reverse Exchange S de R.L. de C.V.	Mexico
TransUnion Soluciones de Informacion, S de R.L de C.V.	Mexico
TransUnion Credit Bureau Namibia (Pty) Ltd.	Namibia
Neustar IP Intelligence, B.V.	Netherlands
Trans Union Nicaragua, S.A.	Nicaragua
Trans Union Central America, S.A.	Panama
TransUnion Information Solutions Inc.	Philippines
Trans Union de Puerto Rico, Inc.	Puerto Rico
TransUnion Rwanda Limited	Rwanda
TransUnion Africa (Pty) Ltd.	South Africa
TransUnion Africa Holdings (Pty) Ltd.	South Africa
TransUnion Analytic and Decision Services (Pty) Ltd.	South Africa
TransUnion Credit Bureau (Pty) Ltd.	South Africa
TransUnion Global Capability Centre Africa (Pty) Ltd.	South Africa
Confirma Sistemas de Informacion, S.L.	Spain
TransUnion Information Group Spain S.L.U.	Spain
Collection Africa Ltd.	Tanzania
Credit Reference Bureau Africa Ltd.	Tanzania
Credit Reporting Services Limited	Trinidad & Tobago
Argus Information and Advisory Services UK Ltd	United Kingdom
Callcredit Marketing Limited	United Kingdom
Crown Acquisition BidCo, Ltd.	United Kingdom
CyberScout Limited	United Kingdom
DecisionMetrics Limited	United Kingdom
iovation, Ltd.	United Kingdom
MarketShare Partners EMEA, Ltd.	United Kingdom
Monevo Limited	United Kingdom
Monevo Holdco 2 Limited	United Kingdom
Monevo IPCo 1 Limited	United Kingdom
Monevo Technology Limited	United Kingdom
Neustar Technologies Limited	United Kingdom
TransUnion Global Funding Limited	United Kingdom
TransUnion Global Holdings LP	United Kingdom
TransUnion Information Group, Limited	United Kingdom
TransUnion International UK Limited	United Kingdom
TransUnion UK Holdings Ltd.	United Kingdom
Vail Holdings UK Ltd.	United Kingdom
Credit Reference Bureau Africa Ltd.	Zambia